UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):		June 3, 2005

BOARDWALK PIPELINES, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-108693-01	06-1687421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 FREDERICA ST.	OWENSBORO, KENTUCKY	42301
(Address of principal executive offices)

Registrant’s telephone number, including area code:		270-926-8686

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 7.01    Disclosure of nonpublic information

On June 3, 2005, the Registrant announced that its pipeline subsidiaries Gulf South Pipeline Company, LP and Texas Gas Transmission, LLC have commenced to develop, jointly with Energy Transfer Partners, L.P., two new independently owned and operated pipelines that will interconnect near Carthage, Texas.  The two pipeline projects integrate the Gulf South and Texas Gas systems with Energy Transfer’s existing pipeline systems.

Gulf South is proposing to construct a 36” interstate pipeline with an initial capacity of 1 billion cubic feet per day, that will originate in Carthage, where it will interconnect with Energy Transfer’s pipelines and then be connected to Gulf South’s existing high pressure mainline pipeline system in Louisiana and Mississippi and with Texas Gas’ high pressure mainlines in Louisiana.  Energy Transfer anticipates developing a 36 mile, 36” pipeline from its Texoma pipeline east to Carthage.  The joint development of the new pipelines is subject to completion of the multi-year development process including obtaining customer commitments, necessary regulatory approvals and the execution of definitive agreements, among other things.

Item 9.01    Financial Statements and Exhibits

(c)

Exhibits:

EXHIBIT NO.

DESCRIPTION

99.1

Press release issued on June 3, 2005, announcing the development of new pipelines to transport natural gas from Central and East Texas.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boardwalk Pipelines, LLC
(Registrant)

Date:	June 6, 2005	By: /s/ Jamie L. Buskill
Jamie L. Buskill
Vice President and Chief Financial Officer